UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earlier event reported) May 7, 2004

ARENA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-31657

         Nevada                                        001-31657                                    73-1596109

(State or other jurisdiction                   (Commission                               (I.R.S. Employer

              of Incorporation)                          (file number)                             Identification No.)

4920 South Lewis Street, Suite 107

Tulsa, Oklahoma 74105

(Address of principal executive offices)

(918) 747-6060

(Issuer’s telephone number)

Item 2 – Acquisition or Disposition of Assets

On May 7, 2004, the Company consummated a transaction pursuant to which it acquired an 82.24% working interest, 67.30% net revenue interest, in the East Hobbs San Andres Property mineral lease (“East Hobbs”) located in Lea County, New Mexico.  The East Hobbs lease was acquired from Enerquest Oil and Gas, Ltd., an unaffiliated company.  Pursuant to the agreement, the acquisition was effective March 1, 2004.  Therefore, the results of East Hobbs’ operations are included in the historical financial statements of the Company from March 1, 2004.

East Hobbs is comprised of 20 operating oil and gas wells that were unitized into one lease prior to the acquisition. The aggregate purchase price was $10,015,470, which was paid at closing. The acquisition was funded through the use of a credit facility and bridge financing, secured from MidFirst Bank.

Item 7 – Financial Statements and Exhibits

ARENA RESOURCES, INC.

EAST HOBBS SAN ANDRES PROPERTY INTERESTS ACQUIRED

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed statements of operations have been prepared to present the operations of the Company for the three months ended March 31, 2004 and for the year ended December 31, 2003 as though the acquisition of East Hobbs had occurred at the beginning of the periods presented. The unaudited pro forma financial information is illustrative of the effects of the acquisition on operations of the Company and does not necessarily reflect the results of operations that would have resulted had the acquisition actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ending December 31, 2004, or any other period.

ARENA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004

	Arena	East Hobbs
	Historical	Property		Pro Forma

Oil and Gas Revenues	$ 1,409,719	$ 403,771	(1)	$ 1,813,490

Costs and Operating Expenses
Oil and gas production costs	409,333	79,450	(1)	488,783
Oil and gas production taxes	100,721	35,021	(1)	135,742
Depreciation, depletion and amortization	117,448	34,512	(2)	151,960
General and administrative expense	178,202	-		178,202

Total Costs and Operating Expenses	805,704	148,983		954,687

Other Income (Expense)
Accretion expense	(12,532)	(772)	(3)	(13,304)
Interest expense	(9,114)	(86,562)	(4)	(95,676)

Net Other Expense	(21,646)	(87,334)		(108,980)

Income Before Provision for Income Taxes	582,369	167,454		749,823

Provision for Deferred Income Taxes	213,971	55,440	(5)	269,411

Net Income	$ 368,398	$ 112,014		$ 480,412

Basic Income Per Common Share	$ 0.05			$ 0.07
Diluted Income Per Common Share	$ 0.05			$ 0.06

Basic Weighted-Average Common Shares Outstanding	7,163,734			7,163,734
Effect of dilutive securities:
Warrants	429,739			429,739
Stock options	243,441			243,441
Diluted Weighted-Average Common Shares Outstanding	7,836,914			7,836,914

See the accompanying notes to unaudited pro forma condensed statements of operations.

ARENA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

	Arena	East Hobbs
	Historical	Property		Pro Forma

Oil and Gas Revenues	$ 3,665,477	$ 2,289,659	(1)	$ 5,955,136

Costs and Operating Expenses
Oil and gas production costs	1,149,136	588,692	(1)	1,737,828
Oil and gas production taxes	269,563	195,473	(1)	465,036
Depreciation, depletion and amortization	338,157	236,601	(2)	574,758
General and administrative expense	557,576	-		557,576

Total Costs and Operating Expenses	2,314,432	1,020,766		3,335,198

Other Income (Expense)
Gain from change in fair value of put options	47,699	-		47,699
Accretion expense	(32,212)	(2,852)	(3)	(35,064)
Interest expense	(38,798)	(354,813)	(4)	(393,611)

Net Other Expense	(23,311)	(357,665)		(380,976)

Income from Operations Before Provision for Income Taxes
and Cumulative Effect of Change in Accounting Principle	1,327,734	911,228		2,238,962

Provision for Deferred Income Taxes	(491,599)	(303,791)	(5)	(795,390)

Income from Operations Before Cumulative Effect of Change
in Accounting Principle	$ 836,135	$ 607,437		$ 1,443,572

Income from Operations Before Cumulative Effect of Change
in Accounting Principle per Share
Basic	$ 0.12			$ 0.21
Diluted	$ 0.12			$ 0.20

Basic Weighted-Average Common Shares Outstanding	6,759,858			6,759,858
Effect of dilutive securities:
Warrants	231,476			231,476
Stock options	250,342			250,342
Diluted Weighted-Average Common Shares Outstanding	7,241,676			7,241,676

See the accompanying notes to unaudited pro forma condensed statements of operations.

ARENA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

(1)

To record the operating revenues and oil and natural gas production expenses from East Hobbs.  The pro forma adjustments for the three months ended March 31, 2004 include the operations of East Hobbs for the two months ended February 29, 2004.  The operations of East Hobbs for the month ended March 31, 2004 are included in the Arena historical condensed statement of operations for the three months ended March 31, 2004.

(2)

To record amortization of oil and gas properties based on the oil and gas production occurring during the period.

(3)

To record accretion of the asset retirement obligation.

(4)

To record interest on Arena’s revolving credit facility and bridge financing arrangement, both used to acquire East Hobbs. On April 14, 2004, the Company established a $15,000,000 revolving credit facility from MidFirst Bank with an $8,500,000 initial borrowing base. On May 7, 2004, the Company borrowed $8,008,440 under the terms of the revolving credit facility to fund the acquisition of East Hobbs. The interest rate on the revolving credit facility is a floating rate equal to the 30, 60 or 90 day LIBOR rate plus 2.25%, currently 3.42% per annum, and is payable monthly.  Amounts borrowed under the revolving credit facility are due April 2007.  The revolving credit facility is secured by the Company’s principal mineral interests.

On April 14, 2004, Arena entered into to a bridge financing arrangement for $2,000,000 from MidFirst Bank.  On May 7, 2004, the Company borrowed $2,000,000 under the terms of the bridge financing arrangement to fund the acquisition of East Hobbs.  The interest rate on the bridge financing arrangement is a floating rate equal to the 30, 60 or 90 day LIBOR rate plus 2.25%, currently 3.42% per annum, and is payable monthly.  The bridge financing has been guaranteed by two of the Company’s officers.  Amounts borrowed under the revolving credit facility are due June 30, 2004.

(1)

To record income taxes on the pro forma income from East Hobbs.

HANSEN, BARNETT & MAXWELL

A Professional Corporation

Registered with the Public Company

CERTIFIED PUBLIC ACCOUNTANTS

Accounting Oversight Board

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Arena Resources, Inc.

We have audited the accompanying statements of oil and gas revenues and direct operating costs of the East Hobbs San Andres Property interests acquired for the years ended December 31, 2003 and 2002 (the “financial statements”). The financial statements present only the revenues and direct operating costs of the East Hobbs San Andres Property interests acquired by Arena Resources, Inc. on March 1, 2004. The financial statements are the responsibility of Crown Quest Operating LLC’s management, the operator of the East Hobbs San Andres Property through February 29, 2004.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the oil and gas revenues and direct operating costs of the East Hobbs San Andres Property interests acquired, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the financial statements are not a complete presentation of the operations of the East Hobbs San Andres Property interests acquired.

/s/ HANSEN, BARNETT & MAXWELL

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

April 23, 2004

ARENA RESOURCES, INC.

EAST HOBBS SAN ANDRES PROPERTY INTERESTS ACQUIRED

STATEMENTS OF OIL AND GAS REVENUES AND DIRECT OPERATING COSTS

	For the Two
	Months Ended	For the Years Ended
	February 29,	December 31,
	2004	2003	2002
	(Unaudited)
Oil and Gas Revenues	$ 403,771	$ 2,289,659	$ 2,250,821

Direct Operating Costs
Oil and gas production costs	79,451	588,692	573,055
Oil and gas production taxes	35,021	195,473	192,213

Total Direct Operating Costs	114,472	784,165	765,268

Direct Operating Profit	$ 289,299	$ 1,505,494	$ 1,485,553

NOTE TO STATEMENTS OF OIL AND GAS REVENUES AND

DIRECT OPERATING COSTS

Basis of Presentation – The accompanying financial statements present only the oil and gas revenues and direct operating costs of the East Hobbs San Andres Property interests acquired by Arena Resources, Inc. on March 1, 2004.

Oil and gas revenues are recognized when sold and delivered to third parties.  Direct operating costs are recognized when incurred and include lease operating costs and production taxes directly related to the property interests acquired. Direct operating costs exclude costs associated with acquisition, exploration, and development of oil and gas properties, geological and geophysical expenditures and costs of drilling and equipping productive and non-productive wells. Depreciation and amortization of the oil and gas property interests, general and administrative expense, interest and accretion expense, income taxes and other indirect expenses have been excluded from direct operating profit because their historical amounts would not be comparable to those resulting from future operations; accordingly, the accompanying financial statements are not a complete presentation of the operations of the East Hobbs San Andres Property interests acquired.

ARENA RESOURCES, INC.

EAST HOBBS SAN ANDRES PROPERTY INTERESTS ACQUIRED

SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES (CONTINUED)

 (UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values.  Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties.  Accordingly, these estimates are expected to change as future information becomes available.  All of the reserves are located in the United States of America.

Reserve Quantities Information – Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are those expected to be recovered through existing wells, equipment and methods.

For the Years Ended December 31,	2003		2002
	Oil [1]	Gas [1]	Oil [1]	Gas [1]
Proved Developed and Undeveloped Reserves
Beginning of year	5,946,202	3,444,862	6,029,386	3,553,075
Production	(68,415)	(89,497)	(83,184)	(108,213)

End of Year	5,877,787	3,355,365	5,946,202	3,444,862

Proved Developed Reserves at End of Year	1,456,082	1,945,448	1,524,497	2,034,945

   1 Oil reserves are stated in barrels; gas reserves are stated in thousand cubic feet.

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

December 31,	2003	2002
Future cash inflows	$ 187,753,265	$ 153,446,868
Future production and development costs	(43,239,471)	(43,661,859)
Future income taxes	(49,134,690)	(37,326,903)
Future net cash flows	95,379,104	72,458,106
10% annual discount for estimated timing of cash flows	(47,472,124)	(37,859,844)

Standardized Measure of Discounted Future Net Cash Flows	$ 47,906,980	$ 34,598,262

Changes in the Standardized Measure of Discounted Future Net Cash Flows

For the Years Ended December 31,	2003	2002
Beginning of the year	$ 34,598,262	$ 24,648,690
Sales of oil and gas produced, net of production costs	(1,505,494)	(1,485,553)
Accretion of discount	3,470,840	2,452,009
Net changes in prices and production costs	18,199,378	14,108,652
Net change in income taxes	(6,856,006)	(5,125,536)

End of the Year	$ 47,906,980	$ 34,598,262

Exhibits

10.1

East Hobbs Purchase and Sales Agreement Dated April 22, 2004

10.2

Loan Agreement between Arena Resources, Inc. and MidFirst Bank dated April 14, 2004

10.3

Loan Agreement Amendment between Arena Resources, Inc. and MidFirst Bank dated May 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARENA RESOURCES, INC.

Dated: May 17, 2004

By:  /s/ William R. Broaddrick

William R. Broaddrick

Vice President, Chief Financial Officer